Exhibit 10.28

LOAN AGREEMENT

Between

AXIS Consultants Pty Ltd  (Borrower)

and

Legend International Holdings, Inc.     (Lender)

THIS AGREEMENT is made the 25th day of March 2014

BETWEEN:

AXIS Consultants Pty Ltd (Borrower) of Level 8, 580 St Kilda Road Melbourne VIC 3004, and

Legend International Holdings, Inc. c/- Harvard Business Services, Inc., 16192 Coastal Hwy, Lewes. DE 19958

NOW IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

1.1	In this Agreement:-

Commencement Date is the date of this Agreement;

Drawdown Notice means a notice prepared by the Borrower as set out in Schedule 2;

Default means any event or circumstances as specified in the Security;

Interest Rate means the ANZ Bank reference rate published by the bank from time to time;

Loan means the amount of A$6,041,817.74 as at February 28, 2014 and any further loan facility made available under this Agreement;

Security means the Grantor Security Deed (Floating Charge) as set out in Schedule 1.

2.	The Facility

The Lender agrees to provide the Borrower with the Loan under the terms of this Agreement.

3.	Drawdown

I.	The Borrower may deliver to the Lender a Drawdown Notice requesting the drawdown of further funds under the Loan.

II.	The Lender in its sole discretion and giving consideration to its financial position shall determine whether it has available funds to provide the Loan the subject of the Drawdown Notice.

III.	If the lender determines that it has the capacity to honour a Drawdown Notice from the Lender, it shall provide the funds to the Borrower in a method agreed between the lender and the Borrower.

4.	Commencement Date

This Agreement shall commence on the date of this Agreement.

5.	Purpose

5.1	The Borrower shall use all sums borrowed by it under this Agreement for the purpose stated in the Drawdown Notice.

5.2	The Lender is not obliged to monitor or verify how any amount under this Agreement is used.

6           Interest

6.1           The Borrower shall pay interest at the Interest Rate.

6.	Events of Default

The events of default are set out in the Security.

7.	Set-off

The Lender may set off any amounts due under this Agreement against any sums owing the Lender to the Borrower.

8.	Security

Security for the Loan Facility is set out in Schedule 1.

9.	Drawdowns

9.1	The Borrower agrees to authorise the Lender to drawdown the Loan whether in full, or if requested by the Borrower, in Tranches to, or for the account of, the Borrower.

10.	Repayment

The Loan Facility will be repayable 12 months after the Commencement Date.

11.	Assignment

11.1	The Lender may assign any of its rights, or transfer any of its rights or obligations by novation.

11.2	The Borrower may not assign any of its rights or obligations under this Agreement without the prior consent of the Lender which shall not be unreasonably withheld.

12.	Communications

12.1	All communications between the parties about the loan shall be in writing and delivered by hand or sent by pre-paid first class post or sent by fax or e-mail:

12.1.1	(in the case of communications to the Lender) to its registered office or such changed address as shall be notified to the Borrower by the Lender; or

12.1.2
(in the case of the communications to the Borrower) to the registered office of the addressee (if it is a company) or (in any other case) to any address of the Borrower set out in any document which forms part of the Contract or such other address as shall be notified to the Lender by the Borrower.

12.2	Communications shall be deemed to have been received:

12.2.1	if sent by pre-paid first class post, two Business Days after posting (exclusive of the day of posting); or

12.2.2	if delivered by hand, on the day of delivery; or

12.2.3	if sent by fax or e-mail on a Business Day prior to 4.00 pm, at the time of transmission and otherwise on the next Business Day.

12.3	Communications addressed to the Lender shall be marked for the attention of the Company Secretary.

13.	Governing Law and Jurisdiction

The Agreement shall be governed by, construed and enforced in accordance with the law of England and Wales to the jurisdiction of which the parties hereto submit.

IN WITNESS WHEREOF this Agreement has been duly executed the day and year first before written

SIGNED by Joseph Isaac Gutnick on behalf of Legend International Holdings Inc.	/s/ J I Gutnick

In the presence of Name of Witness	/s/ R. Groves

SIGNED by Peter James Lee on behalf of AXIS Consultants Pty Ltd	/s/ P J Lee

In the presence of Name of Witness	/s/ R. Groves

SCHEDULE 1

Security Documents

GRANTOR SECURITY DEED-

(Floating charge)

Dated                 25 March 2014

The party described in item 1 of the Schedule

The party described in item 2 of the Schedule

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	2
2	CHARGE AND GRANT OF SECURITY	8
3	PAYMENT OBLIGATIONS	10
4	RIGHT OF SET OFF	11
5	GRANTOR OBLIGATIONS	11
6	INSURANCE	14
7	GRANTOR'S REPORTING OBLIGATIONS	15
8	ACCESS TO AND INVESTIGATION OF RECORDS AND LAND	16
9	BETTER SECURITY AND RIGHTS FOR THE SECURED PARTY	16
10	GRANTOR'S REPRESENTATIONS AND WARRANTIES	17
11	DEFAULT BY THE GRANTOR	18
12	POWERS OF THE SECURED PARTY	21
13	RECEIVER'S POWERS	27
14	POWER OF ATTORNEY	28
15	WAIVERS AND THE PPSA	29
16	NOTIFICATION OF CHANGE OF NAME	29
17	CAPACITY AND TRUSTEE PROVISIONS	29
18	PRESERVING THE SECURED PARTY'S RIGHTS, POWERS AND REMEDIES	31
19	CONFIDENTIALITY	32
20	MISCELLANEOUS	32
21	SUSPENSE ACCOUNT	33
22	CERTIFICATE	34
23	NOTICES	34
24	GOVERNING LAW	35
25	GST	35
Schedule 1		37

GRANTOR SECURITY DEED

DATED                 25 March 2014

BETWEEN

THE PARTY DESCRIBED IN ITEM 1 OF THE SCHEDULE (“Grantor”)

AND

THE PARTY DESCRIBED IN ITEM 2 OF THE SCHEDULE (“Secured Party”)

BACKGROUND

A
The Grantor grants the Collateral to the Secured Party to be held by the Secured Party as security for payment of the Secured Money in consideration of the Secured Party entering into an Agreement and or not demanding or issuing proceedings for payment of the Secured Money now due for payment and or giving or continuing to give other valuable consideration to the Grantor, the Debtor or to any other person at the request of the Grantor now or in the future.

THE PARTIES AGREE

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this document words or expressions printed in bold have the meaning given to them unless the context requires another meaning:

Act of Insolvency means:

1.1.1	for an individual

1.1.1.1	the commission of an act of bankruptcy or the signing of an authority under section 188 of Bankruptcy Act 1966; or

1.1.1.2	the entry by him into a composition or arrangement with his creditors or any of them; and

1.1.2	for a Grantor

1.1.2.1	the presentation of an application for the winding up of the Grantor;

1.1.2.2	the making of an order or the passing of a resolution for the winding up of the Grantor;

1.1.2.3	the appointment of an administrator (as defined under the Corporations Act);

1.1.2.4	the appointment of a controller (as defined under the Corporations Act);

1.1.2.5	the appointment of a receiver or receiver and manager to the assets or undertaking or any part thereof of the Grantor;

1.1.2.6	the failure of the Grantor to pay a judgment debt within fourteen days of the date on which judgment is entered; or

1.1.2.7	the failure of the Grantor to satisfy or obtain a court order setting aside a statutory demand within 21 days after the demand is served on the Grantor.

Agreement means the Agreement referred to in item 6 of the Schedule and any other agreement the Grantor acknowledges to the Secured Party is secured by this document.

Amendment Demand has the same meaning as defined in the PPSA

Attaches has the same meaning as defined in the PPSA

Attorney means an attorney appointed under an Agreement, a Security or this document.

Bill means a bill of exchange defined under the Bills of Exchange Act 1909.

Business means any business owned and or conducted by the Grantor by itself and or with others including the business, if any, described in item 3 of the Schedule.

Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made.

Borrower means the party described in item 8 of the Schedule.

Collateral means the Grantor’s Personal Property and Other Property of whatever kind and wherever situated held in the Grantor’s own right and as Trustee now and in the future charged or in which a Security interest is granted under this deed in favour of the Secured Party to secure the Secured Money.

Grantor includes the Grantor’s permitted assigns and successors, liquidators and administrator.

Grantor’s Personal Property means all of the Grantor’s present and after acquired Personal Property and all present and after acquired Personal Property in which the Grantor has rights.

Corporations Act means the Corporations Act of the place governed by this document and includes in relation to a corporation incorporated in a place other than the state governed by this document the corresponding legislation of that place.

Secured Party means the Secured Party described in item 2 of the Schedule and or a Related Entity of the Secured Party.

Debtor means a person whose present or future, actual or contingent indebtedness or liabilities to the Secured Party is or are supported or secured by a present or future Guarantee or Security given or entered into by the Grantor and includes the Borrower.

Encumbrance means a Security Interest, mortgage, pledge, lien, charge, preferential right, trust arrangement, agreement or other arrangement given or created as security.

Event of Default means each event referred to in clause 12.1.

Fee means each fee payable to the Secured Party under each Agreement.

Financing Statement has the same meaning as defined in the PPSA.

Financing Change Statement has the same meaning as defined in the PPSA.

Future Advance has the same meaning as defined in the PPSA.

Grantor has the same meaning as defined in the PPSA.

GST means GST within the meaning of the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 and the related imposition Acts of the Commonwealth.

Guarantee means a guarantee, indemnity, letter of credit, letter of comfort, or any other obligation of whatever nature by which a person is responsible for another person's obligation or debt.

Guarantee and Indemnity means the guarantee and indemnity by the Guarantor referred to in item 5 of the Schedule.

Guarantor means the Guarantor jointly and each of them severally referred to in item 5 of the Schedule;

Inventory has the same meaning as defined in the PPSA.

Investment Instrument has the same meaning as defined in the PPSA.

Land has the same meaning as defined in the PPSA.

Marketable Securities has the same meaning as defined under the Corporations Act.

Month means calendar month.

90 day Bank Bill Rate means the rate per centum per annum expressed as a yield obtained by the Secured Party from an Australian bank chosen by the Secured Party for the purchase of Bills on the last Business Day of a Month having a tenor equal to or approximately equal to 90 days bearing the acceptance of an Australian bank.  If the Secured Party decides that the basis on which the rate is determined at any time differs from that employed at the date of the Agreement or if the Secured Party at any time for any reason is unable to so determine the rate, 90 day Bank Bill Rate means the rate determined by the Secured Party from time to time by reference to the rate for 90 day tenor Bills from any other bank chosen by the Secured Party.

Officer of the Secured Party means a director, secretary, manager, receiver, receiver and manager, or solicitor acting on behalf of the Secured Party.

Other Property means all of the Grantor’s present and after acquired legal and beneficial rights and interests in Land and any other property, which is not the Grantor’s Personal Property.

Pay or payment to the Grantor by the Secured Party includes account to the Grantor.

Permitted Encumbrance means:

(a)	an Encumbrance consented to by the Secured Party. It does not include an Encumbrance which the Secured Party conditionally consents to and all the conditions are not complied with; and

(b)
a Security Interest, lien or charge over the Collateral arising by operation of law in the ordinary course of the Grantor's ordinary business.  It does not include a lien or charge which secures overdue debts.

Personal Property has the same meaning as defined in the PPSA.

PPSA means the Personal Property Security Act 2009 (Cth).

Proceeds has the same meaning as defined in the PPSA.

Public Authority means a government, a government department, a statutory authority or a semi-government or similar entity.

Proprietary Rights means all legal and beneficial rights and interests of the Grantor in any Business, land, goods or other property including, in the case of an invoice for the sale of goods, the retention of title provisions binding on a purchaser, a vendor's lien, right to stoppage in transit, right of resale or interest in the goods in the case of goods which are returned, not delivered, or rejected, or which are the subject of a contract which is rescinded, void or nonexistent.

Purchase Money Security Interest has the same meaning as defined in the PPSA.

Receiver means a receiver or receiver and manager appointed under this document.  If two or more persons are appointed, Receiver means them jointly and each of them severally.

Records means all information relating in any way to a person's business or any transaction entered into by the person irrespective of how that information is recorded.

Related Entity means:

(a)	a Debtor;

(b)	a related entity as defined by the Corporations Act; and

(c)	a person providing a Security.

Restricted Person means any associate of or related entity to (as the words in bold are defined in the Corporations Act) the Grantor.

Schedule means the Schedule to this document.

Secured Money means all moneys the Grantor is liable to pay now or later to the Secured Party:

(a)            irrespective of whether:

(i)	the Grantor is liable alone or jointly with any other person;

(ii)	the Grantor is liable as Debtor, surety, partner, Secured Party, Trustee or otherwise; or

(iii)	the liability is:

(a)	present or future, actual, prospective, contingent, ascertained or not, fixed or variable or otherwise; or

(b)	in dollars, another currency or a combination or currencies, or is of any other character;

(b)
including all moneys which have been advanced or are in the future advanced by the Secured Party for the account, benefit or accommodation of or at the request of the Grantor under any past, present or future agreement, understanding or arrangement or otherwise, relating to:

(i)	any Guarantee, Security Interest, indemnity, bond, account, document, negotiable instrument, undertaking or other agreements in writing including this deed, an Agreement and/or a Security;
(ii)	principal money, Guarantee obligations, purchase obligations, fees or damages;
(iii)	interest, including compound interest and interest on capitalised interest, on the Secured Moneys in accordance with the Agreement;
(iv)	any bond, Guarantee, letter of credit, negotiable instrument, undertaking or other agreements in writing including this deed, an Agreement and/or a Security;
(v)	any matter or thing by which the Secured Party is or may become in any manner a creditor of the Grantor;
(vi)	the account of any person on the order, request, or under the authority of the Grantor;
(vii)	anything done or omitted to be done by the Grantor which gives rise to a payment, expense, or loss to the Secured Party;
(viii)	the Secured Party drawing, accepting, endorsing, paying, or discounting any order, draft, cheque, promissory note, Bill, or other negotiable instrument on behalf of the Grantor;
(ix)	any moneys or financial accommodation mentioned or referred to in an Agreement or Security; and
(x)	money debited to an account;
(xi)	stamp duties, bank account debits taxes and any other similar duties or Taxes paid or payable by the Secured Party:
(a) in respect of this deed, any Agreement or Security; and
(b) in connection with any transactions entered into on account of or on the order, request or under the authority of the Grantor;
(xii)	charges, expenses, fees, discounts, exchanges and commissions incurred or charged in accordance with the standard practice of the Secured Party; and
(xiii)	fees and expenses including legal expenses on the higher of a full indemnity or solicitor and own client basis incurred by the Secured Party in connection with the:
(a) preparation, execution, registration and stamping of;
(b) enforcement or attempted enforcement of;
(c) variation, release or discharge of; or
(d) exercise of any right, power or remedy under, this deed, any Security or an Agreement.

and includes any part of the Secured Money and no part of this definition shall be construed so as to limit the generality of any other part.

Secured Party has the same meaning as defined in the PPSA.

Security means any security given in favour of the Secured Party as security for the obligations of the Borrower, the Grantor, the Guarantor or the Debtor under an Agreement and the Guarantee and Indemnity and includes but is not limited to the Securities specified in Item 7 of Schedule 1.

Security Deposit means a Security Deposit as defined under an Agreement.

Security Interest:

(a)	in relation to any Personal Property, has the same meaning as defined in the PPSA; and

(b)	in relation to any Other Property, means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power.

statute means any statute (of the commonwealth or of any state or territory of Australia) and any statutory rule, ordinance, regulation, proclamation, bylaw or order in council made under or pursuant to them.

Subsidiary has the same meaning as defined under the Corporations Act.

Taxes means any taxes, including sales tax, use tax, consumption tax, goods and services tax, value added tax, export tax, customs tax, excise duties, stamp duties or any similar tax, impost or duty levied on or payable by the Grantor or the Debtor under an Agreement and or this document.

Trust means the Trust referred to in item 4 of the Schedule and any other trust of which the Grantor is trustee unless the Secured Party agrees in writing that those trusts are not subject to this document.

Trust Deed means the documents (if any) establishing or constituting each Trust including all amendments to those documents and, if not established and constituted by documentation, means the actions, facts and circumstances constituting the Trust.

Trustee means the trustee of a Trust.

Trust Fund means all the assets and undertaking comprised in the Trust now and in the future including any and all rights of indemnity of the Trustee against any person.

1.2	Interpretation

1.2.1	Reference to:

1.2.1.1	one gender includes each other gender;

1.2.1.2	the singular includes the plural and the plural includes the singular;

1.2.1.3	a person includes a body corporate;

1.2.1.4	a party includes the party's executors, administrators, successors, transferees and permitted assigns;

1.2.1.5	a clause or a sub-clause means a reference to the applicable clause or sub-clause of this document unless otherwise indicated; and

1.2.1.6	a statute, regulation or provision of a statute or regulation (Statutory Provision) includes:

(a)	that Statutory Provision as amended or re-enacted from time to time; and

(b)
a statute, regulation or provision enacted in replacement of that Statutory Provision,and is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the applicable equivalent State legislation.

1.2.2	Including and similar expressions are not words of limitation.

1.2.3	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

1.2.4	Headings are for convenience only and do not form part of this document or affect its interpretation.

1.2.5	Terms defined in the Agreement have the same meaning in this document unless otherwise defined in this document or the context requires another meaning.

1.2.6	Where a term or provision of this document conflicts or is inconsistent with an Agreement, each Agreement prevails to the extent of the conflict or inconsistency.

1.2.7
A provision of this document must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of this document or the inclusion of a provision in this document.

1.2.8	The invalidity of any part or provision of this document does not affect the validity or the enforceability of any other part or provision of this document.

1.2.9	All monetary amounts are in Australian dollars, unless otherwise stated.

1.2.10
A reference to bankruptcy includes any assignment and arrangement of property and composition of debts under bankruptcy laws and (in the case of a corporation) the placing of the corporation under official management and a winding up.

1.2.11
Every agreement or obligation expressed or implied where two or more persons agree or are bound binds those persons and every two or more of them jointly and each of them severally and every provision expressed or implied which applies to two or more persons applies to those persons and every two or more of them jointly and each of them severally.

1.2.12	The Grantor providing a Security Interest under this deed to the Secured Party is, for the purposes of the PPSA, the Grantor of the Security Interest.

1.2.13	The Secured Party is, in relation to any Security Interests created under this deed, for the purposes of the PPSA, the Secured Party.

2	CHARGE AND GRANT OF SECURITY

2.1	Grant of Security Interest

In consideration of the Secured Party:

2.1.1	entering into an Agreement; or

2.1.2	not demanding or issuing proceedings for payment of the Secured Money now due for payment; or

2.1.3	giving or continuing to give other valuable consideration to the Grantor or to any other person at the request of the Grantor now or in the future,

the Grantor:

2.1.4	grants a continuing Security Interest in the Grantor’s Personal Property; and

2.1.5	charges the Grantor’s Other Property by way of floating charge,

in favour of the Secured Party as a continuing security for the payment of the Secured Money and the performance of all other obligations of the Grantor to the Secured Party.

This Security Interest is a charge. If for any reason it is necessary to determine the nature of the Security Interest it is a floating charge over the Collateral.

2.2	Attachment of Security Interest in Grantor’s Personal Property

The Security Interest granted by the Grantor in favour of the Secured Party Attaches to the Grantor’s Personal Property on the date of this deed and to the extent that the Security Interest relates to the Grantor’s after acquired Personal Property, the Security Interest Attaches on the date that the Grantor has the power to transfer rights in the Grantor’s Personal Property to the Secured Party.

2.3	Proceeds

The Security Interest granted in favour of the Secured Party by the Grantor extends to all and any Proceeds of the Grantor’s Personal Property.

2.4	Continuing Security and release

2.4.1	The Security Interest in favour of the Secured Party is a continuing security and remains in force until the Secured Party gives a final release to the Grantor.

2.4.2	The Secured Party is under no obligation to provide a final release until:

2.4.2.1	the Secured Money has been repaid in full and the Secured Party is satisfied that no money will subsequently become owing to the Secured Party within the definition of Secured Money; and

2.4.2.2	the Secured Party is satisfied that any payment to the Secured Party in reduction of the Secured Money is not repayable, void or voidable under a law relating to insolvency or protection of creditors.

2.5	Priority - Collateral

Any Security Interest in Collateral created by this security deed has the same priority in respect of all Secured Money, including Future Advances.

2.6	Further Assurance

The Grantor will whenever so requested by the Secured Party:

2.6.1
hand to the Secured Party all certificates or other documents of title relating to the Collateral under this deed and transfers for any such Collateral duly executed by the Grantor as transferor to be held by the Secured Party until the charge created by this document is released except during any period that a prior encumbrancer has and is entitled to hold such documents of title;

2.6.2
execute in favour of the Secured Party in writing legal assignments of any or all of book debts and give to any customer or customers of the Grantor in respect of such assigned debts written notice of such assignment;

2.6.3
execute mortgages in favour of the Secured Party, in such form as the Secured Party determines of any land and or real or personal property now or in the future owned by the Grantor or in which the Grantor may have an interest and where such mortgage secures all moneys owing from time to time by the Grantor to the Secured Party; and

2.6.4
deliver or cause to be executed and delivered such deeds, instruments, mortgages and other documents and cause to be done all such other acts and things as the Secured Party may consider necessary or desirable for further or more satisfactorily assuring or securing to the Secured Party or as the Secured Party directs the land and property charged under this document in such form as is necessary in order to obtain any necessary or desirable registration of such documents.

2.6.5
carry out any request given to it by the Secured Party to secure any Security Interest granted to the Secured Party according to the PPSA including but not limited to providing any necessary information for, or execution to give effect to, any Financing Statement, Financing Change Statement, Amendment Demand and/or ensure any Security Interest granted to the Secured Party is Continuously Perfected.

3	PAYMENT OBLIGATIONS

3.1	Secured Money

The Grantor must pay the Secured Money without counterclaim, deduction or set off when and in the manner specified under the applicable Agreements and in the absence of an applicable Agreement, on demand to or as directed by the Secured Party.

3.2	Interest

The Grantor must pay interest on the Secured Money to or as directed by the Secured Party at the rate or rates under the applicable Agreements.  If no interest rate is specified or no longer applies under an Agreement, the interest rate will be calculated daily, by reference to the aggregate of:

3.2.1	the 90 day Bank Bill Rate on each day; and

3.2.2	10 percent per annum

on a daily basis for each day during each day on which the Secured Money is owing.

3.3	Costs and expenses

The Grantor indemnifies the Secured Party against, and must pay on demand to the Secured Party, all Taxes, costs and expenses, loss of profits and legal costs and expenses on a full indemnity basis which the Secured Party, or a Receiver or an attorney appointed under an Agreement or Security pays or is liable to pay in connection with any one or more of the following:

3.3.1	an Agreement or Security or the negotiating, preparing, completing, registering or stamping of an Agreement or Security or registering a Finance Statement or Financing Change Statement;

3.3.2
maintaining, preserving or protecting the Collateral including, but not limited to where the Secured Party is unable to enforce its Security interest in the Grantor’s Personal Property because of a defective registration, whether or not the Secured Party knew or ought to have known about any defect;

3.3.3	surveying, valuing, inspecting or reporting on the Collateral;

3.3.4	obtaining or attempting to obtain payment of the Secured Money from any person;

3.3.5	protecting, enforcing or exercising a right, power or remedy of the Secured Party or a Receiver or an attorney appointed under an Agreement or Security;

3.3.6	an Event of Default;

3.3.7
obtaining legal or other advice from a professional person or consultant about any matter of concern to the Secured Party or a Receiver or an attorney appointed under an Agreement or Security in connection with an Agreement or Security;

3.3.8	the Secured Party providing financial accommodation to or at the request of the Grantor;

3.3.9	a receipt or payment of money under, or a transaction contemplated by, an Agreement;

3.3.10	all losses or foregone profits suffered by the Secured Party in connection with or as a result of an Event of Default

3.4	Contingent liabilities

If the Secured Party declares the Secured Money to be immediately payable under clause 12.2 or a similar provision in an Agreement, the Grantor must immediately pay to the Secured Party the aggregate sum of:

3.4.1	the contingent liability of the Grantor under a Guarantee; and

3.4.2	the aggregate face value of all negotiable instruments irrespective of whether they have yet to mature or which have not yet been discharged by the Secured Party; and

3.4.3	any other amount which may become payable by the Grantor to the Secured Party in connection with a contingent liability.

4	RIGHT OF SET OFF

The Secured Party may deduct from any moneys owed to it by the Grantor whether under an Agreement or otherwise any moneys due to the Grantor by the Secured Party whether under an Agreement, the Security Deposit or under any other arrangement and if the amount of the moneys due to the Secured Party is not known, the amount estimated and certified by the Secured Party by notice in writing signed by an Officer of the Secured Party to the Grantor, is absolute and unimpeachable evidence of its accuracy save where demonstrably inaccurate.

5	GRANTOR OBLIGATIONS

5.1	Positive obligations

The Grantor must:

5.1.1	do everything necessary to ensure no Event of Default occurs;

5.1.2	carry on its business in a proper and efficient way and maintain, obtain or renew all licences, consents and approvals advisable in connection with the Grantor's business;

5.1.3
within seven days of a request by the Secured Party provide a statement of its accounts containing such information as the Secured Party requires noting all changes to the Grantor's accounts since the previous accounts supplied to the Secured Party;

5.1.4	maintain proper and adequate books and records in accordance with applicable accounting standards;

5.1.5	ensure that its debts are paid as and when they fall due;

5.1.6
pay and will during the term of this document pay when due all Taxes assessed against the Grantor and lodge and continues to lodge such returns as may be required to be lodged by it pursuant to the terms of any statute;

5.1.7
comply with the provisions of all statutes and regulations under the Agreement or directions from a Public Authority including the carrying out of any work on the Collateral requested by a Public Authority;

5.1.8
allow the Secured Party at all reasonable times through its servants and agents to enter the Grantor's premises and inspect the Grantor's books accounts and records and to copy them so far as they relate to the rights of the Secured Party under the Agreement, and to pay the Secured Party's expenses of exercising those rights;

5.1.9
pay the Secured Party interest on moneys overdue to the Secured Party under an Agreement from the date on which the moneys are demanded by the Secured Party (irrespective of how the demand is made) in accordance with each Agreement, in the absence of an Agreement interest will be calculated daily, by reference to the aggregate of:

5.1.9.1	the 90 day Bank Bill Rate on each day; and

5.1.9.2	10 percent per annum

on a daily basis for each day during which moneys are overdue to the Secured Party.

5.1.10
where any goods are returned to the Grantor by a customer or person who received the goods for any reason, receive those goods as bailee for safe custody and in trust for the Secured Party and will deal with those goods only in accordance with the Secured Party's instructions;

5.1.11	prosecute and defend (at the Grantor's expense) all legal proceedings which are advisable, or which the Secured Party advises the Grantor that it considers advisable, to protect the Collateral;

5.1.12
protect the Collateral, keep it in good repair and good working condition and, if requested by the Secured Party, replace any part of the Collateral which, in the Secured Party's opinion, needs replacement;

5.1.13
give to the Secured Party the certificates of title and other documents evidencing title to that part of the Collateral over which a floating charge exists as soon as they have been requested by the Secured Party and are available to the Grantor or its agents, subject to the rights of another party to hold such documents under a prior Encumbrance with the consent of the Secured Party;

5.1.14
promptly give to the Secured Party the Encumbrances (and documents in connection with the Encumbrances) in favour of the Grantor which secure the performance of any obligation or the payment of money owed to the Grantor;

5.1.15	do whatever the Secured Party requires in connection with environmentally hazardous substances;

5.1.16
where the Grantor consists of two or more persons who have entered into an Agreement as partners in a business, notify, and cause each other to notify, the Secured Party in writing of any change in the constitution of the partnership immediately a change occurs;

5.1.17	pay to the Secured Party the Fees;

5.1.18
pay all costs, Fees, charges, and expenses and Taxes, including legal fees on a solicitor/client basis incurred or paid by the Secured Party in connection with each Agreement and all Taxes which may be payable on each Agreement, or from the giving of the Security for the obligations of the Grantor under each Agreement, from the receipt of any moneys under each Agreement, or otherwise arising as a consequence of any of the provisions of an Agreement or the giving effect to an Agreement;

5.1.19	pay the Secured Party the establishment fees for each Agreement;

5.1.20
observe all procedures for the time being prescribed by the Secured Party for the performance of each Agreement in such manner as the Secured Party may require, and deliver all documents required by the Secured Party;

5.1.21
indemnify the Secured Party against and pay to the Secured Party all losses, damages and expenses suffered or incurred by the Secured Party arising out of the performance by the Grantor of its obligations under each Agreement, or its failure to perform such obligations;

5.1.22	keep proper and accurate books of account relating to all matters relating directly or indirectly to its business; and

5.1.23	register and maintain the Grantor’s Security Interest in any goods or products sold by the Grantor on credit or reservation of title terms as a Purchase Money Security Interest.

5.2	Negative obligations

The Grantor must not, unless with the prior consent of the Secured Party:

5.2.1	materially change the extent and nature of its business carried on at the date of this document;

5.2.2	do or allow anything to be done that diminishes or prejudices the rights, powers or remedies of the Secured Party under any Agreement or Security;

5.2.3	materially alter or remove a building, improvement or fixture which is part of the Collateral;

5.2.4	deposit money if a right of set off may be exercised against the deposit;

5.2.5	buy or agree to buy anything on terms reserving title to any person until paid;

5.2.6
allow the Collateral to be moved or transferred out of the jurisdiction specified in item 9 of the Schedule except where such movement or transfer is in the ordinary course of the ordinary business of the Grantor;

5.2.7
declare or pay a dividend if it would have an adverse effect on the ability of the Grantor to meet its obligations under an Agreement or a Security or an Event of Default has occurred and has not been remedied to the satisfaction of the Secured Party;

5.2.8	allow an environmentally hazardous substance to be released on or from the Collateral;

5.2.9	do or allow anything to be done that prejudices the Security or rights of the Secured Party under an Agreement; and

5.2.10	use Collateral for predominantly personal, domestic or household purposes.

6	INSURANCE

6.1	Positive obligations

The Grantor must:

6.1.1	maintain with insurers and or underwriters and on terms acceptable to the Secured Party:

6.1.1.1
insurance over the Collateral for its full insurable value (or as otherwise specified by the Secured Party) against loss, damage or destruction resulting from theft, fire, storm and other risks usually covered by insurance, and the risks specified by the Secured Party; and

6.1.1.2	worker's compensation, public risk, business interruption, loss of rent insurance and other insurances a prudent person would have if involved in a business similar to the Grantor's; and

6.1.1.3	such other insurance requested by the Secured Party;

6.1.2
ensure that each such insurance policy has the interest of the Secured Party as chargee or mortgagee endorsed on it or if requested by the Secured Party, is in both the names of the Grantor and the Secured Party for their respective rights and interests;

6.1.3	deliver to the Secured Party all such insurance policies, alterations and additions promptly after they are issued;

6.1.4	give certificates of currency for all insurance policies when requested by the Secured Party;

6.1.5	promptly pay all money required to keep all such insurance policies current and provide satisfactory evidence of payment when requested by the Secured Party; and

6.1.6	promptly notify the Secured Party of anything which could result in a claim or a right to claim under an insurance policy.

6.2	Negative obligations

The Grantor must not:

6.2.1	do or allow anything to be done which might adversely affect an insurance policy; or

6.2.2	without the consent of the Secured Party, take steps to bring about a material change to the cover under an insurance policy; or

6.2.3	insure the Collateral other than as specified in clause 6.1; or

6.2.4	make, enforce, settle or compromise a claim or do anything inconsistent with the powers of the Secured Party under clause 6.3.

6.3	Insurance claims

The Secured Party alone may:

6.3.1	make, enforce, settle and compromise insurance or compensation claims in connection with the Collateral; and

6.3.2	sue for, recover, receive and give discharges for money payable in connection with the insurance policies.

6.4	Insurance proceeds

6.4.1	The Secured Party may apply money payable under an insurance policy either:

6.4.1.1	in or towards payment of the Secured Money, whether due or not; or

6.4.1.2	in replacing, rebuilding or repairing, under the supervision of the Secured Party, or the Secured Party's builder or architect, the property destroyed or damaged.

6.4.2
If the Grantor receives money payable under an insurance policy before a final discharge of the Security Interest in favour of the Secured Party under this deed, the Grantor must pay it to the Secured Party immediately.

7	GRANTOR'S REPORTING OBLIGATIONS

7.1	Notices to the Secured Party

The Grantor must notify the Secured Party as soon as any director or authorized employee of the Grantor becomes aware of:

7.1.1	an Event of Default or any other circumstance which could become an Event of Default; or

7.1.2	a representation or warranty in clause 11, or in other Agreement or Security, becoming false or misleading (giving full details); or

7.1.3	the Collateral being acquired or resumed by a Public Authority or a proposal to do so; or

7.1.4
the Grantor acquiring or intending or agreeing to acquire property which, if acquired, would be subject to a Security Interest in the Grantor’s Personal Property or  the Grantor’s Other Property under this deed; or

7.1.5	the Grantor acquiring or intending to acquire a Subsidiary; or

7.1.6
a requirement or notice of a Public Authority in connection with the Collateral and must give the Secured Party a copy of any related document it has and full details of all relevant facts known to the Grantor concerning the requirement or notice; or

7.1.7	any environmentally hazardous substance released from or affecting the Collateral; or

7.1.8	the Grantor receiving a complaint about an environmentally hazardous substance; or

7.1.9
any change or affect, in any way, to any Security Interests granted to the Secured Party by the Grantor including but not limited to immediately notifying the Secured Party of any changes to the Grantor’s details (including a change of name or change of address for notice).

7.2	Other information

The Grantor must:

7.2.1	give the Secured Party certified copies of:

7.2.1.1
(if the Grantor is a corporation) the consolidated annual Accounts of the Grantor and its Subsidiaries as soon as possible after its annual balance date (and, at the latest, 120 days after that date) that it is required to prepare under the Corporations Act; and

7.2.1.2	(if the Grantor is a trustee) the annual accounts of any trust of which the Grantor is trustee as soon as possible after its annual balance date (and, at the latest, 120 days after that date);

7.2.2	give the Secured Party copies of all reports, accounts, notices and circulars which the Grantor issues to its members, as soon as they are issued;

7.2.3	give the Secured Party copies of all Security Interest documents and/or documentation;

7.2.4
give the Secured Party full and accurate details, including serial numbers, of any items of the Grantor’s Personal Property that the PPSA states may or must be registered by reference to serial number and notify the Secured Party of any changes to such details; and

7.2.5	give the Secured Party, in writing, promptly on request, whatever other information relating to the Grantor or a Related Entity it reasonably requires.

8	ACCESS TO AND INVESTIGATION OF RECORDS AND LAND

8.1	Giving access to records and land

The Grantor must:

8.1.1	ensure that the Records of the Grantor and its Subsidiaries are available for inspection at reasonable times by the Secured Party and persons acting on the Secured Party's behalf; and

8.1.2
allow the Secured Party and persons acting on the Secured Party's behalf to inspect and to take copies of or extracts from the Grantor's and its Subsidiaries' Records and give reasonable assistance to them; and

8.1.3	allow, or obtain for the Secured Party and persons acting on the Secured Party's behalf, full access at all times to the Collateral and to any land or building:

8.1.3.1	occupied by the Grantor or its Subsidiaries; or

8.1.3.2	forming or containing part of the Collateral,

and give reasonable assistance to them.

9	BETTER SECURITY AND RIGHTS FOR THE SECURED PARTY

9.1	Better security and rights

The Grantor must, at the Grantor's cost, do whatever the Secured Party requires to:

9.1.1	more satisfactorily secure to the Secured Party the payment of the Secured Money; or

9.1.2	enable the Secured Party to better exercise its rights over the Collateral,

and must make anyone else who has an interest in the Collateral or claims under or in trust for the Grantor to do the same.

9.2	Examples

This includes, but is not limited to, executing:

9.2.1	an Encumbrance (including a legal mortgage) over the Collateral; and

9.2.2	ancillary Guarantees or other documents,

in a form satisfactory to the Secured Party.

10	GRANTOR'S REPRESENTATIONS AND WARRANTIES

10.1	Representations and warranties

The Grantor represents and warrants to the Secured Party that:

10.1.1	the Grantor, each Subsidiary of the Grantor and each Related Entity that is a corporation was properly incorporated and validly exists; and

10.1.2	the Grantor and each Related Entity has the power to enter into each Agreement or Security to which it is a party and to carry out any transaction or obligation contemplated by it; and

10.1.3
all necessary action has been taken to make each Agreement or Security to which it is a party valid and binding on the Grantor and to enable the Grantor to carry out any transaction or obligation contemplated by it; and

10.1.4
the Grantor and the related parties have observed and performed the requirements of all laws, documents and arrangements, where failure to do so may have a material adverse effect on the Grantor or a Related Entity; and

10.1.5	executing and performing this document and the other Agreement or Securities to which the Grantor or a Related Entity is a party does not:

10.1.5.1	conflict with any document or arrangement that binds the Grantor or a Related Entity; or

10.1.5.2	result in an Encumbrance (other than under an Agreement or Security) being created on, or a charge crystallising over, an asset of the Grantor or a Related Entity; and

10.1.6
no litigation or other proceeding which could have a material adverse effect on the Grantor or any Related Entity is taking place, pending or threatened against the Grantor or a Related Entity, or against the Collateral or the assets of a Related Entity; and

10.1.7
all approvals have been obtained that are required under the Foreign Acquisitions and Takeovers Act, 1975 (Commonwealth) or under any policy, guideline or regulations under the Act in connection with the Grantor, a Related Entity or the Collateral which relates to any transaction contemplated by a relevant agreement; and

10.1.8	all information provided to the Secured Party by or on behalf of the Grantor or a Related Entity is accurate and not misleading by omission; and

10.1.9	no document or arrangement exists which affects the rights of the Secured Party under an Agreement or Security; and

10.1.10
the assets of the Grantor and related parties are free of any Encumbrance other than the Security Interests created in favour of the Secured Party under this deed, Securities or Permitted Encumbrances; and

10.1.11	no Event of Default has occurred; and

10.1.12	no other circumstance exists which could become an Event of Default if a notice is given, a period of time lapses or another requirement is fulfilled;

10.1.13
no environmentally hazardous substance affects the Collateral and the Grantor has not received a complaint from any person alleging damage or nuisance in connection with an environmentally hazardous substance; and

10.1.14	the Grantor has disclosed all existing and contingent Security Interests that it has in its favour and that are registered or otherwise exist over any of the Collateral.

10.2	Representations and warranties repeated

10.2.1	The representations and warranties in this clause are repeated on each day on which the Secured Party provides financial accommodation:

10.2.1.1	to the Grantor or a Debtor; or

10.2.1.2	at the express or implied request of one or both of them with reference to the facts and circumstances at the time.

10.2.2	The representations and warranties in this clause apply unless the Grantor makes a contrary written statement to the Secured Party in the seven days before (and on each occasion) they are repeated.

11	DEFAULT BY THE GRANTOR

11.1	Events of Default

An Event of Default occurs if:

11.1.1	Non-payment of Secured Money

The Grantor does not pay the whole or any part of the Secured Money when due; or

11.1.2	Non-compliance of obligations

The Grantor or a Related Entity does not comply with an obligation under an Agreement or Security or an event of default (however described) occurs under an Agreement or Security; or

11.1.3	Incorrect statement or representation

A statement or representation:

11.1.3.1	made to the Secured Party by or on behalf of the Grantor or a Related Entity; or

11.1.3.2	made in a certificate, report or opinion given to the Secured Party,

proves to be incorrect or misleading in any way which the Secured Party considers material; or

11.1.4	Representations in Agreement or Securities

The Grantor or a Related Entity notifies the Secured Party that a representation contained in an Agreement or Security is or will become incorrect or misleading or modifies or purports to modify a representation made or repeated in an Agreement or Security in any way which the Secured Party considers material; or

11.1.5	Non-compliance with undertaking

An undertaking given to the Secured Party or the Secured Party's solicitors by or on behalf of the Grantor or a Related Entity is not complied with promptly and, unless otherwise specified, within 30 days of the undertaking; or

11.1.6	Financial accommodation applied for other purpose

Financial accommodation provided by the Secured Party to the Grantor or a Related Entity is applied for any purpose other than the purpose it was provided for; or

11.1.7	Works not satisfactory

Works for which any financial accommodation was provided by the Secured Party to the Grantor or a Related Entity are not being carried out in a manner satisfactory to the Secured Party; or

11.1.8	Cross default - repayment

Indebtedness of the Grantor or a Related Entity:

11.1.8.1	becomes payable before its normal maturity because of actual or potential default, or an Event of Default (however described); or

11.1.8.2	is not paid when due after taking into account any applicable grace period; or

11.1.9	Cross default - cancellation

As a result of actual or potential default, or an Event of Default (however described):

11.1.9.1	a facility available to the Grantor or a Related Entity is cancelled or terminated before its normal expiry date; or

11.1.9.2	the Grantor or a Related Entity ceases to be entitled to use a facility or undrawn financial accommodation which was previously available; or

11.1.10	Creditors

The Grantor or a Related Entity stops payment to creditors generally or enters into an arrangement, assignment or composition with its creditors (except with the consent of the Secured Party) or proposes to do so; or

11.1.11	Business stopped

Without the consent of the Secured Party, the Grantor or a Related Entity stops or threatens to stop carrying on its business; or

11.1.12	Act of Insolvency

11.1.12.1	a person under clause 1.1.2 is appointed; or

11.1.12.2	the Grantor, a Related Entity or any person on their behalf requests the appointment of a person under clause 1.1.2,

to the Grantor, a Related Entity, the Collateral or any of the assets of a Related Entity or an event under clause 1.1.2.1 or 1.1.2.2 occurs; or

11.1.13	Enforcement proceedings

Execution or distress takes place or is attempted or an order to execute a judgement (however described) is made against the Grantor or a Related Entity or any of their assets; or

11.1.14	Encumbrance or Security enforceable

An Encumbrance or Security created or entered into by the Grantor or a Related Entity becomes enforceable and any step is taken to enforce it; or

11.1.15	Prior interest not disclosed

The Grantor did not disclose to the Secured Party in writing, before or at the time this document was executed, the fact that an Encumbrance, trust, option or other third party right or interest affects the Collateral; or

11.1.16	Deregistration

A step is taken under sections 601AA or 601AB of the Corporations Act to cancel the registration of the Grantor or a Related Entity; or

11.1.17	Change in constitution

The Grantor or a Related Entity alters its constitution (as defined under the Corporations Act) or other constituent documents without the consent of the Secured Party; or

11.1.18	Business changed

The Grantor or a Related Entity substantially changes the nature of its business without the consent of the Secured Party; or

11.1.19	Capital reduction

The Grantor or a Related Entity:

11.1.19.1	attempts to redeem its shares, to reduce its share capital or to buy or to acquire shares in itself; or

11.1.19.2	passes a resolution of the type referred to in section 256C(1) or (2) of the Corporations Act,

without the consent of the Secured Party; or

11.1.20	Financial assistance

The Grantor or a Related Entity passes a resolution under section 260A of the Corporations Act without the consent of the Secured Party; or

11.1.21	Change in control

The control of the Grantor or a Related Entity or the composition of the board of directors of the Grantor or a Related Entity changes in any way which the Secured Party thinks is detrimental to its interests under an Agreement or Security, without the consent of the Secured Party; or

11.1.22	Foreign investment

Any adverse determination or order is made against or in respect of the Grantor or any Related Entity or any of the Collateral under the Foreign Acquisitions and Takeovers Act, 1975 (Commonwealth) or under any policy, guideline or regulations under that Act; or

11.1.23	Unenforceability

Anyone finds, or the Grantor or a Related Entity says that, an Agreement or Security, or a provision of an Agreement or Security, is void, voidable or unenforceable, or anyone becomes entitled to terminate or rescind all or any part of an Agreement or Security; or

11.1.24	Destruction of property

A substantial part of the Collateral (in the Secured Party's opinion) is destroyed or damaged, unless the Secured Party is satisfied that sufficient insurance proceeds will be received within 28 days of the damage or destruction; or

11.1.25	Property or security in jeopardy

The Secured Party forms the opinion that the Collateral or the Secured Party's security is for any reason in jeopardy; or

11.1.26	Material adverse change

An event occurs which, in the opinion of the Secured Party, has a material adverse effect on the Grantor, a Related Entity, the Collateral or property the subject of a Security.

11.2	Acceleration of Grantor's payment obligations

After an Event of Default the Secured Party may declare the Secured Money payable.  If so, the Secured Money becomes immediately payable, unless the Secured Party specifies otherwise.

12	POWERS OF THE SECURED PARTY

12.1	General powers

12.1.1
After an Event of Default, the Secured Party may do the things which a mortgagee and an absolute owner could do to the Collateral and exercise the rights, powers and remedies of a mortgagee and an absolute owner of the Collateral.  These include, but are not limited to, the things and powers described in clause 12.

12.1.2	The Secured Party need not make a demand or give notice to anyone before doing these things or exercising these powers, except if notice is required as described in clause 12.10.

12.2	Possession of Collateral

After an Event of Default the Secured Party may:

12.2.1	take possession of the Collateral;

12.2.2	receive the rents and profits of the Collateral; and

12.2.3
exercise any rights that the Secured Party has under the PPSA as a Secured Party in relation to the Collateral including seizure of the Collateral under Division 2 or Part 4.3 of the PPSA, disposal of the Collateral under Division 3 of Part 4.3 of the PPSA and retention of the Collateral under Division 4 of Part 4.3 of the PPSA, and the Grantor will do everything within its power to facilitate the rights that the Secured Party has in relation to the Collateral under this clause 12.2.

12.3	Deal with the Grantor's business and Collateral

After an Event of Default the Secured Party may do any of the following:

12.3.1	Carry on business

Carry on or participate in the Grantor's business in the name of the Grantor or the Secured Party or otherwise; and

12.3.2	Bank accounts

Operate bank accounts in the name of the Grantor (alone or together) to the exclusion of the Grantor; and

12.3.3	Negotiable instruments

Deal with negotiable instruments in the name of the Grantor; and

12.3.4	Contractual rights

12.3.4.1	Perform the Grantor's obligations under; and

12.3.4.2	enforce or exercise or not exercise the Grantor's rights and powers under; and

12.3.4.3	agree to vary or rescind,

a contract, instrument, arrangement or right forming part of the Collateral; and

12.3.5	Compromise

Settle, compromise or submit to arbitration a dispute in connection with the Collateral; and

12.3.6	Perform Grantor's obligations

Do everything it may to comply with the obligations of the Grantor under an Agreement or Security; and

12.3.7	Remedy breach

Do everything it may to make good a breach or default inherent in an Event of Default, to its own satisfaction; and

12.3.8	Deposit money in suspense or other accounts

Invest, deposit or hold the Collateral in any way that, and for as long as, the Secured Party thinks fit and vary, transpose or reinvest the Collateral; and

12.3.9	Make calls

Make calls on the members of the Grantor for the uncalled capital or uncalled premiums; and

12.3.10	Recover, protect Collateral

Do everything the Secured Party thinks necessary to recover or protect the Collateral including, but not limited to, an Act of Insolvency under clause 1.1.2.1 or 1.1.2.2 of debtors of the Grantor; and

12.3.11	Legal proceedings

Commence, prosecute, defend and settle proceedings which the Secured Party considers expedient in connection with this document or the Collateral in or before a Public Authority in the name of the Grantor or otherwise; and

12.3.12	Marketable Securities

Exercise the rights and powers of an absolute owner in connection with Marketable Securities which form part of the Collateral.  The Grantor appoints the Secured Party and each Officer of the Secured Party separately to be the authorised representative and proxy of the Grantor to do the things described in this clause; and

12.3.13	Exchange

Exchange the Collateral for any other property or rights (with or without giving or receiving any other consideration for the exchange); and

12.3.14	Transfer obligations

Effect a novation of or otherwise transfer to any person obligations of the Grantor which arise under an Agreement or Security or otherwise; and

12.3.15	Improve Collateral

Do anything which the Secured Party considers would help improve the value of the Collateral, obtain income or returns from it or make it saleable or more saleable.  Without limitation, the Secured Party may improve or alter the Collateral, acquire additional property in the name of the Grantor, reorganise or restructure the Grantor's business or any process or procedure carried on by the Grantor, and undertake any marketing or publicity campaign; and

12.3.16	Build, pull down, rebuild or alter

12.3.16.1	Build a new building or improvement; and

12.3.16.2	pull down, rebuild or alter a building or improvement,

on land which, or an interest in which, is part of the Collateral; and

12.3.17	Execute documents

Enter into agreements and execute documents itself or on behalf of the Grantor for any purpose in connection with an Agreement or Security; and

12.3.18	Borrow and give security

In the name of the Grantor or otherwise:

12.3.18.1
obtain financial accommodation (including, but not limited to, from a party associated with the Secured Party) for any purpose which the Secured Party considers expedient in connection with its powers under an Agreement or Security; and

12.3.18.2
secure the payment or repayment of indebtedness relating to that financial accommodation by an Encumbrance over the Collateral, however it ranks for priority with the Secured Party’s Security Interest in the Collateral; and

12.3.19	Employ and appoint persons

Employ staff and appoint professionals and consultants for any purpose, and at the remuneration, that the Secured Party thinks fit; and

12.3.20	Delegate

Delegate to any person for any time that the Secured Party thinks fit any of the powers of the Secured Party under this document, including this right of delegation and

12.3.21	Incidental power

Do anything the Secured Party thinks expedient in its interests and incidental to any of its powers under this document, without limiting those powers; and

12.3.22	Spend money

Spend money in exercising its powers in this document.  That money then forms part of the Secured Money.

12.4	To discharge or acquire prior Encumbrance

After an Event of Default the Secured Party may:

12.4.1	purchase the debt secured by a prior Encumbrance; or

12.4.2	pay the amount required to discharge or satisfy that debt (including, but not limited to, a debt secured by a Permitted Encumbrance; or

12.4.3	take a transfer or assignment of that Encumbrance and any Guarantee, document or right ancillary or collateral to it, at the Grantor's cost.

12.5	Exercise of rights under clause 12.4

If the Secured Party exercises its rights under clause 12.4:

12.5.1	the Grantor is indebted to the Secured Party for the same amount paid by the Secured Party. This does not limit any other debt acquired by the Secured Party; and

12.5.2	that debt is immediately payable to the Secured Party and forms part of the Secured Money and interest accrues on the unpaid amount of that debt under clause 4.2; and

12.5.3	the Secured Party need not enquire whether the money claimed to be owing is actually owing in connection with the prior Encumbrance, or an ancillary or collateral document; and

12.5.4	the person with the benefit of the prior Encumbrance need not enquire whether there is any money owing under an Agreement or Security; and

12.5.5
the Grantor directs any person with the benefit of a prior Encumbrance to give the Secured Party any information it requires in connection with the prior Encumbrance.  This includes, but is not limited to, the state of accounts for that Encumbrance.

12.6	To sell and lease

After an Event of Default the Secured Party may do any of the following:

12.6.1	Sell

Sell or help sell the Collateral on the terms and in the manner it thinks fit, whether or not the Secured Party has taken possession; and

12.6.2	Options

Give an option to purchase the Collateral on the terms it thinks fit; and

12.6.3	Sever fixtures

Sever fixtures belonging to the Grantor and sell them apart from the Collateral; and

12.6.4	Lease, licence or rights

Lease the Collateral or give licences or rights over the Collateral in the name of the Grantor or otherwise (whether or not the Secured Party has taken possession) for whatever term, at whatever rent or fee and on whatever terms the Secured Party thinks fit; and

12.6.5	Deal with leases

Renew, vary, accept the surrender of or terminate a lease or licence of the Collateral; and

12.6.6	Sell or lease together with other property

Sell or lease the Collateral with any other property in any manner that the Secured Party thinks expedient, with full power to apportion costs, expenses, purchase money and rent between the properties sold or leased; and

12.6.7	Hive off assets or obligations

Promote the formation of any Grantor so that the Grantor may purchase or acquire the Collateral or assume obligations of the Grantor or both; and

12.6.8	Effect hive-off

Sell or assign the Collateral or assume the Grantor's obligations.

12.7	To appoint Receivers

After an Event of Default, the Secured Party may:

12.7.1	appoint one or more persons to be a Receiver or Receivers of the Collateral, with the powers and rights described in clause 13 (or such lesser powers as the Secured Party determines); and

12.7.2	remove that Receiver or those Receivers; and

12.7.3	if a Receiver is removed, retires or dies, appoint another or others in his or her place; and

12.7.4	in the case of removal or retirement of a Receiver, reappoint that person.

12.8	To appoint more than one Receiver

If the Secured Party appoints two or more persons to be the Receiver, the Secured Party may appoint them to act jointly, severally or jointly and severally.  If it is not specified in the instrument of appointment, the Receivers are appointed to act severally.

12.9	To pay the Receiver

The Secured Party may fix the remuneration of a Receiver at an amount agreed between the Secured Party and the Receiver.

12.10	Notice or lapse of time required before rights exercised

12.10.1
If notice or lapse of time is required under any statute before the Secured Party can exercise its power of sale or any other rights available to it under this document or by law, then that notice or lapse of time is dispensed with.

12.10.2	Clause 12.10.1 only applies if the relevant statute allows notice or lapse of time to be dispensed with.

12.10.3
If the relevant statute does not allow notice or lapse of time to be dispensed with, but allows it to be shortened, then for the purposes of this document, the period of notice or lapse of time is one day.

12.11	To give up possession and terminate receivership

The Secured Party may:

12.11.1	give up possession of the whole or any part of the Collateral; or

12.11.2	terminate a receivership,

or both.

12.12	Persons dealing not bound to enquire

A person dealing with the Secured Party or a Receiver or Attorney:

12.12.1	need not enquire whether there has been a default by the Grantor under an Agreement or Security or whether the Secured Party, Receiver or Attorney has acted properly; or

12.12.2	need not enquire whether the Secured Party, a Receiver or an Attorney has executed or registered an instrument or exercised a right, power or remedy properly or with authority,

and whenever the Secured Party, a Receiver or an Attorney deals with the Collateral, that dealing is authorised and valid as far as anyone involved with that dealing is concerned.  The receipt of the Secured Party or a Receiver or Attorney for any money payable to the Grantor discharges the person paying that money to the extent of the payment.

12.13	Losses

The Grantor indemnifies the Secured Party against all and every loss suffered by the Secured Party where:

12.13.1	the Borrower does not pay money owing under an Agreement on time or observe or perform the Borrower’s obligation under an Agreement on time; or

12.13.2	an Act of Insolvency of the Borrower, the Grantor, or the Guarantor occurs; or

12.13.3
money owing under an Agreement or Security (or money which would be owing under an Agreement or Security if it were not recoverable) is not recoverable from the Grantor, the Borrower, or a Guarantor for any reason, whether or not the Secured Party knew or ought to have known anything about it; or

12.13.4
a liability to pay money owing under an Agreement or Security is not enforceable against the Grantor, or a Guarantor for any reason, whether or not the Secured Party knew or ought to have known anything about it; or

12.13.5
the Secured Party is unable to enforce its Security Interest in the Grantor’s Personal Property because of a defective registration, whether or not the Secured Party knew or ought to have known about any defect; or

12.13.6
The Secured Party is not responsible for a loss arising in connection with it exercising or failing to exercise its powers under an Agreement or Security nor for an act or failure of an employee or agent of the Secured Party or any Receiver.  The Secured Party need not account for more money than it actually receives.

13	RECEIVER'S POWERS

13.1	General

Unless the terms of the Receiver's appointment otherwise provide, the Receiver has the following powers over the Collateral which the Receiver is appointed to deal with:

13.1.1	all the rights and powers given by law to mortgagees in possession, receivers or receivers and managers; and

13.1.2	all the rights and powers of the Secured Party under this document and at law (other than the power to appoint Receivers); and

13.1.3
power to obtain financial accommodation from the Secured Party, alone or together with any other person, for a purpose and on the terms that the Receiver considers expedient in connection with the Collateral; and

13.1.4
power to secure the payment or repayment of indebtedness relating to that financial accommodation by an Encumbrance over the Collateral, however it ranks for priority with the Secured Party’s Security Interest in the Collateral.

The Receiver may exercise these rights and powers in the name of the Grantor or otherwise.

13.2	Receiver is agent of Grantor

A Receiver is the agent of the Grantor.  The Grantor alone is responsible for the Receiver's acts and defaults.  But the Receiver, to the extent required by law, ceases to be the agent of the Grantor if a resolution is passed or an order is made to wind up the Grantor.  The Receiver may become the agent of the Secured Party if the Secured Party gives a notice to the Receiver in writing to that effect.  The Secured Party may appoint a further Receiver, despite that resolution or order.

13.3	Accountability of Receiver

A Receiver is not responsible for a loss arising in connection with the exercise or execution of the Receiver's powers, nor for any act or default of an employee or agent of the Secured Party or the Receiver.  A Receiver need not account for more money than the Receiver actually receives.

14	POWER OF ATTORNEY

14.1	Appointment and powers

The Grantor for valuable consideration irrevocably appoints the Secured Party, each Officer of the Secured Party and each Receiver separately as its attorneys to do the following on the Grantor's behalf and in the name of the Grantor or the Attorney:

14.1.1	anything which the Grantor must do under an Agreement or Security; and

14.1.2	anything which, in the opinion of the Attorney:

14.1.2.1	would give effect to a right, power or remedy of the Secured Party or a Receiver; or

14.1.2.2	the Grantor should do,

under an Agreement or Security or by law; and

14.1.3
enter into or execute transactions, documents, mortgages, charges and agreements which, in the opinion of the attorney, the Grantor should enter into or execute pursuant to an Agreement or a Security; and

14.1.4	use the Grantor's name to exercise the powers of the Secured Party or a Receiver under an Agreement or Security, the law or otherwise,

and the Grantor agrees to ratify anything done by an Attorney under this power of attorney.

14.2	Attorney may delegate powers

An Attorney may delegate its powers (including the power to delegate) to any person for any period and may revoke the delegation.

14.3	Purpose

The power of attorney created under this clause is irrevocable and is granted to secure the performance by the Grantor of the Grantor's obligations under each Agreement or Security to which the Grantor is a party.

14.4	Power irrevocable until payment in full

The Grantor declares the power of attorney conferred by this document is irrevocable until such time as the Secured Party by notice in writing certifies that all moneys owing under this document have been paid in full.

15	WAIVERS AND THE PPSA

15.1	Verification Statements and Notices Generally

15.1.1
The Grantor waives its rights to receive a copy of any verification statement after the registration of a Financing Statement or Financing Change Statement in respect of the Security Interest created in favour of the Secured Party by this deed.

15.1.2	The Grantor waives its rights to receive any notice under the PPSA (including a notice of a verification statement) unless the notice is required by the PPSA and that requirement cannot be excluded.

15.2	Enforcement of Security Interests

If Chapter 4 of the PPSA would otherwise apply to the enforcement of the Security Interest(s) created under this deed, the following provisions of the PPSA do not apply:

15.2.1	section 95 (notice of removal of accession), to the extent that it requires the Secured Party to give notice to the Grantor;

15.2.2	section 120 (enforcement of liquid assets);

15.2.3	section 121(4) (enforcement of liquid assets – notice to the Grantor);

15.2.4	section 125 (obligation to dispose of or retain Collateral);

15.2.5	section 128 (secured party may dispose of Collateral);

15.2.6	section 129 (disposal by purchase);

15.2.7	section 130 (notice of disposal), to the extent that it requires the Secured Party to give a notice to the Grantor;

15.2.8	sections 132(3)(d) and (4) (contents of statement of account after disposal) and (statement of account if no disposal);

15.2.9	section 135 (notice of retention);

15.2.10	section 142 (redemption of collateral); and

15.2.11	section 143 (reinstatement of security agreement).

16	NOTIFICATION OF CHANGE OF NAME

The Grantor agrees not to change its name in any form without first notifying the Secured Party of its intention and the relevant details associated with the change of name.

17	CAPACITY AND TRUSTEE PROVISIONS

17.1	The Grantor enters into this document in its own right and as trustee of the trust specified in item 4 of the Schedule.

17.2	If the Grantor is a trustee of a trust irrespective of whether that trust has been disclosed to the Secured Party, the provisions of clause 16 of this document apply.

17.3	Acknowledgment

The Grantor will cause any successor as Trustee or any person who becomes a Trustee jointly with the Trustee to execute all documents required by the Secured Party to ensure that this document and the Security is binding on such successor.

17.4	Trustee's Right of Indemnity

The Trustee will exercise all rights of indemnity in relation to the Trust Fund for the purpose of performing all its obligations under this document and the Security provided by it as Trustee.

17.5	Warranties by Trustee

The Trustee warrants that:

17.5.1	the Trustee is the sole trustee of the Trust and no action has been taken to remove or replace it as Trustee;

17.5.2	full particulars of the terms of the Trust have been disclosed to the Secured Party prior to the execution of this document and the Security;

17.5.3
the Trustee has a right to be fully indemnified out of the Trust Fund for all liabilities of the Grantor under an Agreement or Security and no action has been taken which might prejudice or limit that right of indemnity; and

17.5.4	the copy of the Trust Deed delivered to the Secured Party before the Trustee executed this document is a true and complete copy of the Trust Deed which is in force at the date of this document;

17.5.5
the Trustee has power under the Trust Deed to execute and perform all the Trustee's obligations under this document and the Security and all necessary action has been taken to authorise the execution and performance of this document and the Security under the Trust Deed;

17.5.6	this document and the Security is executed as part of the due and proper administration of the Trust and is or will be for the benefit of the beneficiaries of the Trust;

17.5.7	the Trustee is not in default under the Trust Deed;

17.5.8	no vesting date for the Trust Fund has been determined;

17.5.9	the Trustee has complied with all fiduciary obligations directly or indirectly imposed on the Trustee under the Trust Deed; and

17.5.10
each warranty in this clause is deemed to be repeated each time prior to the Secured Party providing financial accommodation to or at the request of the Grantor and to remain true and correct during the term of this document.

17.6	Trustee May Distribute Trust Income

17.6.1	The Trustee may distribute the income of the Trust Fund in accordance with the Trust Deed until the Secured Party by written notice directs the Trustee not to make such distributions.

17.6.2	The Trustee must not distribute any of the capital of the Trust Fund to any of the beneficiaries of the Trust without the prior written consent of the Secured Party.

17.7	Negative obligations concerning trust

Except with the prior written consent of the Secured Party:

17.7.1	the Trustee will ensure that the Trust Deed is not varied;

17.7.2	the Trustee will not retire as trustee of the Trust;

17.7.3	the Trustee will not be removed as trustee of the Trust nor will any additional, substitute or new trustee or trustees be appointed as trustee or trustees of the Trust;

17.7.4	the Trustee will not default in the duties as trustee of the Trust;

17.7.5	any power to appoint any new beneficiaries or class of beneficiaries of the Trust will not be exercised; and

17.7.6	the Trustee will ensure that the Trust is not terminated.

18	PRESERVING THE SECURED PARTY'S RIGHTS, POWERS AND REMEDIES

18.1	Preservation

18.1.1	The fact that the Secured Party does not exercise, or delays the exercise of, any right, power or remedy does not affect any of its other rights, powers or remedies.

18.1.2	The fact that the Secured Party delays the exercise of any right, power or remedy does not constitute a waiver of that right, power or remedy.

18.1.3	The fact that the Secured Party exercises a right, power or remedy does not prevent the Secured Party from exercising that right, power or remedy again.

18.1.4	This document does not operate to extinguish or prejudice any right, power or remedy of the Secured Party under an Agreement or Security or in connection with the Secured Money.

18.2	Moratorium legislation

A moratorium does not apply to an Agreement or Security or the recovery of the Secured Money except if:

18.2.1	the Secured Party agrees in writing that it does; or

18.2.2	it cannot be excluded by law.

18.3	Reinstating or replacing rights

If any payment made to the Secured Party in reduction of the Secured Money is repaid or void or conceded to be void, voidable or repayable for any reason, then, despite any release, settlement or discharge in connection with the Secured Money:

18.3.1	that money has not discharged the relevant liability; and

18.3.2	the Secured Party may recover the amount of that payment from the Grantor; and

18.3.3	the Grantor must:

18.3.3.1
immediately do all acts and things the Secured Party requires to replace or reinstate the Security Interest created in favour of the Secured Party under this deed and any Security which has been released in connection with that payment; and

18.3.3.2
indemnify the Secured Party against and pay on demand all costs and expenses in connection with replacing or reinstating the Security Interest created in favour of the Secured Party under this deed and any additional Securities.

18.4	Effect of release

18.4.1
A full or partial release of a Security Interest, created in favour of the Secured Party under this deed, by the Secured Party does not release the Grantor from personal liability under this deed until the Secured Party receives the Secured Money, regardless of any:

18.4.1.1	receipt given, payout figure quoted or other form of account stated; or

18.4.1.2	error or miscalculation by the Secured Party.

18.4.2
Each indemnity given by the Grantor to the Secured Party under this document is a continuing indemnity.  A full or partial release of a Security Interest created in favour of the Secured Party under this deed does not release the Grantor from liability under an indemnity unless the release is specifically of that indemnity.

18.5	Release by Grantor

Where the Grantor repays all or part of the Secured Money at any time during which the Secured Party, any agent of the Secured Party or a Receiver is in possession of the Collateral and the Secured Party, any agent of the Secured Party or a Receiver withdraws from possession of the Collateral, with or without a request from the Grantor, the Grantor releases, indemnifies and keeps indemnified the Secured Party, any agent of the Secured Party or Receiver from all claims whatever in connection with anything done or omitted to be done by the Secured Party, any agent of the Secured Party or a Receiver before, during or after any of them taking possession of the Collateral.

19	CONFIDENTIALITY

19.1	Confidential information

The parties acknowledge and agree that this deed is commercially sensitive and agree to keep the terms of this deed and any other commercially sensitive information they receive concerning the other party confidential, except where disclosure is required by law.

19.2	Non-disclosure under PPSA

The Grantor and the Secured Party agree that neither party will disclose to an “interested person” (as defined in section 275(9) of the PPSA) or any other person, any information of the kind described in section 275(1) of the PPSA.  The Grantor will not authorise the disclosure of any information of the kind described in section 275(1) of the PPSA.

19.3	Continuing obligations

The obligations in this clause 19 continue after the termination of this Agreement.

20	MISCELLANEOUS

20.1	No obligation to exercise rights or give consent

Each of the Secured Party and a Receiver may:

20.1.1	exercise or not exercise any right, power or remedy; and

20.1.2	give or not give consent; and

20.1.3	make or not make a decision,

under this document, in its absolute discretion without giving a reason and without being liable or accountable for the consequences.

20.2	Consent must be in writing

A consent given or a right, power or remedy waived by the Secured Party is effective only if given or waived in writing.

20.3	Notification from Grantor

If the Grantor is required under this document to notify the Secured Party about anything, the Grantor must do so in writing.

20.4	Secured Party may set off

Without any demand or notice, the Secured Party may set off and apply indebtedness it owes to the Grantor (whatever the currency) against the Secured Money:

20.4.1	whether the indebtedness is owed alone or with any other person; and

20.4.2	whether or not the Secured Money or that indebtedness is immediately payable.

20.5	Grantor must not set off

The Grantor must not claim, exercise or attempt to exercise a right of set-off or any other right which might reduce or discharge the Secured Money.

20.6	No marshalling

The Secured Party need not resort to a Security or other Encumbrance before exercising a power under this document.

20.7	Combine accounts

Unless otherwise agreed, the Secured Party may at any time combine the balances of all accounts of the Grantor with the Secured Party.

21	SUSPENSE ACCOUNT

21.1	Credit to suspense account

The Secured Party may credit money received in or towards satisfaction of the Secured Money to a suspense account.  The Secured Party may keep the money in that account for as long as, and at whatever interest rate, the Secured Party thinks fit.  The Secured Party may apply the money to reduce the Secured Money whenever it thinks fit.

21.2	Surplus proceeds

If surplus money remains in the hands of the Secured Party or a Receiver after payment of all the Secured Money (and satisfaction of any obligation ranking in priority to the Secured Money or secured by an Encumbrance over the Collateral):

21.2.1	no trust arises over that surplus money; and

21.2.2
that surplus money does not carry interest and the Secured Party or Receiver may pay it to an account in the name of the Grantor (whether or not opened by the Secured Party or Receiver for that purpose).  The Secured Party or Receiver is then no longer liable for the surplus money.

21.3	Applying receipts

The Secured Party may apply or appropriate money received to reduce the Secured Money in the order, and to satisfy whatever part of the Secured Money, the Secured Party sees fit.

21.4	Secured Party may assign rights

The Secured Party may assign or otherwise deal with its rights and benefits under this document.

21.5	Grantor may not assign rights

The Grantor must not assign or otherwise deal with its rights and obligations under this document except as permitted in this document.

21.6	Secured Party may disclose information

The Secured Party may disclose to a potential assignee or participant any information about the Grantor, a Related Entity or an Agreement or Security which it considers appropriate.

21.7	If due date not a Business Day

If anything should be done under this document on a day that is not a Business Day, it must be done on the previous Business Day unless the Secured Party agrees that it may be done on the next Business Day.

21.8	Secured Party need not execute

This document is enforceable by the Secured Party even if the Secured Party does not execute it.

22	CERTIFICATE

A certificate or notice from or demand signed by an Officer of the Secured Party stating:

22.1	that a specified sum of money is owing or payable (or both) under an Agreement or a Security; or

22.2	that the Grantor or a party providing a Security to the Secured Party has not complied with their obligations under an Agreement and or the Security; or

22.3	something relevant to the rights or obligations of the Secured Party under an Agreement or the Security,

is admissible in proceedings and is conclusive evidence of the matters stated except if there is a manifest error.

23	NOTICES

23.1	Form of notice

Notices and other communications under this document:

23.1.1	must be in writing in English; and

23.1.2	may be signed by an Officer of the Secured Party. This signature may be handwritten or printed or reproduced by other means.

23.2	Service of notice

Notices and other communications relating to this document must be served:

23.2.1	personally on the person;

23.2.2	if to a natural person, by leaving it at or posting it by prepaid post (or prepaid airmail if to an address outside Australia) to the person's current address for service;

23.2.3
if to a Grantor, by addressing it to the Grantor and leaving it at or posting it by prepaid post (or prepaid airmail if to an address outside Australia) to the Grantor's registered office or place of business;

23.2.4	by facsimile to the person's current number for service; or

23.2.5	by any other method authorised by law.

23.3	Particulars for service

23.3.1	The particulars for service are as stated in this document.

23.3.2	Each party may change its particulars for service by written notice to each other party.

23.4	Time of service

23.4.1	A letter posted in Australia to an Australian address is deemed to be received two Business Days after posting and in any other case seven Business Days after posting.

23.4.2
A facsimile is deemed received at the time indicated on the transmission report produced by the sender's facsimile machine indicating that the facsimile was sent in its entirety to the addressee's facsimile.

23.4.3	A letter or facsimile received after 5.00pm in the place of receipt or on a day which is not a Business Day is deemed received at 9.00am on the next Business Day.

23.5	Validity

A notice or demand is validly given even if:

23.5.1	the Grantor has been wound up or the Grantor is absent from the place the notice or demand is left at, or delivered or sent to; or

23.5.2	the notice or demand is returned unclaimed.

24	GOVERNING LAW

24.1	This document is governed by the law of the place specified in item 9 of the Schedule.

24.2	The parties submit to the nonexclusive jurisdiction of the courts of the place in which this document is governed and of the Federal Court of Australia.

25	GST

25.1
To the extent that the Secured Party makes a taxable supply under or in connection with this document, except where express provision is made to the contrary, the consideration payable by the party under or in connection with this document represents the value of the taxable supply for which payment is to be made and on which GST is to be calculated.

25.2
If the Secured Party makes a taxable supply under or in connection with this document for a consideration which, under clause 25.1 represents its value, then the party liable to pay for the taxable supply must also pay at the same time and in the same manner as the value is otherwise payable, the amount of any GST payable in respect of the taxable supply.

25.3
If this document requires the Guarantor to pay, reimburse or contribute to an amount paid or payable by the Secured Party in respect of an acquisition from a third party for which the Secured Party is entitled to claim an input taxed credit, the amount required to be paid reimbursed or contributed by the Guarantor will be the value of the acquisition by the Secured Party plus, if the Secured Party’s recovery from the Guarantor is a taxable supply, any GST payable under clause 25.2.

25.4
On receipt by the Secured Party of the consideration and GST payable, the Secured Party will, within 28 days of receipt of a request in writing by the party liable to pay those sums, give a valid tax invoice to that party.

25.5
The Secured Party agrees that it will pass on any cost savings that it obtains through the abolition or reduction in any existing taxes, duties or statutory charges that accompany the introduction of  GST.

25.6	Expressions in italics in this clause have the same meaning as those expressions in the GST Act.

Schedule 1

Item 1 Grantor:	AXIS Consultants Pty Ltd ACN 006 804 708 of Level 8, 580 St Kilda Road, Melbourne Vic 3004
Item 2 Secured Party:	Legend International Holdings, Inc of c/- Level 8, 580 St Kilda Road, Melbourne Vic 3004
Item 3 Business:	N/A
Item 4 Trust:	N/A
Item 5 Guarantor:	N/A
Item 6 Agreement:	Loan Agreement dated 25 March 2014
Item 7 Securities:	This Deed.
Item 8 Borrower:	AXIS Consultants Pty Ltd ACN 006 804 708 of Level 8, 580 St Kilda Road, Melbourne Vic 3004
Item 9 Governing Law:	Victoria

EXECUTED as a deed.

EXECUTED by AXIS Consultants Pty Ltd ACN 006 804 708 in accordance with s127(1) of the Corporations Act 2001

Signature of Director	Signature of *Director/*Secretary [*delete whichever does not apply]

Joseph Isaac Gutnick	Peter James Lee

[PRINT FULL NAME BLOCK LETTERS]	[PRINT FULL NAME BLOCK LETTERS]

8/580 St Kilda Road Melbourne VIC 3004	8/580 St Kilda Road Melbourne VIC 3004

[USUAL ADDRESS]	[USUAL ADDRESS]

SCHEDULE 2
Drawdown Notice